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                                                                    EXHIBIT 23.1

                    (LETTERHEAD OF DELOITTE HASKINS & SELLS)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation of our report dated July 6, 2001 relating to the consolidated balance sheet of Silverline Technologies Limited and its subsidiaries as of December 31, 2000 and 1999 and the related consolidated statement of income and cash flow for each of the years in the three years period ended December 31, 2000, in the Annual Report in Form 20-F of Silverline Technologies Limited for the fiscal years ended March 31, 2002.

                                        /s/ Deloitte Haskins & Sells
                                        ----------------------------
                                        DELOITTE HASKINS & SELLS

Place: Mumbai
Date:  January 28, 2003